AGILYSYS REPORTS FISCAL 2018 THIRD QUARTER REVENUE OF $31.3 MILLION

Reiterates Expectation for Positive Adjusted Earnings from Operations in Fiscal 2018 Fourth Quarter

Alpharetta, GA - January 25, 2018 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2018 third quarter ended December 31, 2017.

Summary of Fiscal 2018 Third Quarter Financial Results

•	Total net revenue was $31.3 million, compared to total net revenue of $33.4 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $17.2 million, or 55% of total net revenue, compared to $16.2 million, or 49% of total net revenue, for the same period in fiscal 2017. SaaS revenues increased 26% year over year and comprised 29% of total recurring revenues, compared to 24% of total recurring revenues in the third quarter of fiscal 2017.

•	Gross margin was 49.9% in the fiscal 2018 third quarter, compared to 48.6% in the prior-year period.

•	Net loss in the fiscal 2018 third quarter was $(1.9) million, or $(0.08) per diluted share, compared to a net loss of $(1.7) million, or $(0.08) per diluted share, in the prior-year period.

•	Adjusted EBITDA (non-GAAP) was $2.1 million, compared to Adjusted EBITDA of $3.0 million in the same period last year (see reconciliation below).

•
Adjusted earnings from operations (non-GAAP) in the fiscal 2018 third quarter was $(1.9) million, and includes the impact of approximately $0.7 million in one-time capital expenditures related to the doubling of headcount capacity in India with the opening of additional office space at that facility. Adjusted earnings from operations in the fiscal 2017 third quarter was $(1.4) million (see reconciliation below).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We continue to make good progress with the various strategic initiatives implemented in early fiscal 2018. These steps are designed to position Agilysys for near and long term growth and profitability. Our recurring revenue base continues to improve, reaching a record level this quarter. SaaS revenue grew 26% over fiscal Q3 2017, continuing to grow faster than the rest of our recurring revenue. Compared to the first nine months of fiscal 2017, adjusted EBITDA increased 28% and adjusted earnings from operations improved 16%, notwithstanding the impact of approximately $1.6M in capital expenditures related to the opening and expansion of the India Development Center.

“Our current top-line results do not yet reflect our business momentum. We continue to see significant growth opportunities in the market place, including a marked increase in competitive replacement sales contracts during the last four months of calendar 2017. To ensure that Agilysys is well positioned for the future, we have increased our technical development capacity by 60% so far during fiscal 2018, while simultaneously lowering costs as a percentage of revenue compared to Q4 of fiscal 2017. We enter the fourth quarter of this fiscal year with a significantly more efficient overall cost structure and an energized workforce eager to move our product innovation and good business execution initiatives forward.

“Going forward, we expect to better leverage our growing R&D capacity and operational efficiencies, new sales leadership and initiatives, improving go-to-market initiatives in international regions, strengthening partnerships with large international operators and growing contributions from SaaS and annual software maintenance revenues, to drive profitable growth.”

Fiscal 2018 Outlook
Agilysys expects that the Company’s full year fiscal 2018 revenue will be towards the low end of the previously provided range of $130 million to $134 million. The Company reiterated its previously provided expectation that it will generate positive Adjusted Earnings from Operations (non-GAAP measure) in the fourth quarter of fiscal 2018.

The Company defines adjusted earnings from operations as adjusted EBITDA, less capital expenditures and capitalized software development costs, which management believes is a meaningful measure of earnings and provides insight to investors on the Company’s overall profitability and cash generation from core operations. Adjusted earnings from operations includes costs for capitalized efforts while minimizing the seasonality of the Company’s cash flows due to the timing of billing.

Tony Pritchett, Chief Financial Officer, commented, “We are pleased with the execution and progress with our strategic initiatives during the first nine months of fiscal 2018. While revenue for the third quarter of fiscal 2018 was less than the comparable quarter last fiscal year, the mix of revenue continues to improve, which is a good trend for us. We continue to be prudent and sensible with the management of our cost structure. Our expectation for positive Adjusted Earnings from Operations in the fourth quarter remains, and the cash balance should be at or slightly higher than the $38.5 million level we saw at the end of the second quarter of fiscal 2018. Going forward, we expect to leverage our ability to grow revenue along with our significantly streamlined cost structure to generate shareholder value.”

2018 Third Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, January 25, 2018, beginning at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 8686577. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately, two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, our guidance relating to revenue and adjusted earnings from operations, and statements we make regarding our ability to achieve revenue growth, profitability, and improvements in financial results and shareholder value.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services and the risks described in the Company's filings with the Securities and Exchange Commission, including the Company's reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted EBITDA and adjusted earnings from operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying table below for a reconciliation of adjusted EBITDA and adjusted earnings from operations to the most closely related GAAP measure.

About Agilysys

Agilysys is a leading technology company that provides innovative software and services for point-of-sale (POS), property management (PMS), reservation and table management, inventory and procurement, workforce management, analytics, document management, and mobile and wireless solutions exclusively to the hospitality industry. Our products and services allow operators to streamline operations, improve efficiency and understand customer needs across their properties to deliver a superior overall guest experience. The result is improved guest loyalty, growth in wallet share and increased revenue as they connect and transact with their guests based upon a single integrated view of individual preferences and interactions. We serve four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Corporate Foodservice Management; and Restaurants, Universities, Stadia and Healthcare.

Agilysys operates across North America, Europe, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information, visit www.agilysys.com.

# # #
Investor Contact:
Tony Pritchett
Chief Financial Officer
Agilysys, Inc.
770-810-7941 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net revenue:
Products	$8,156	$10,006	$25,758	$30,257
Support, maintenance and subscription services	17,215	16,234	50,990	47,087
Professional services	5,939	7,208	18,557	19,732
Total net revenue	31,310	33,448	95,305	97,076
Cost of goods sold:
Products (inclusive of developed technology amortization)	6,820	7,530	19,862	22,217
Support, maintenance and subscription services	4,132	4,464	12,610	12,714
Professional services	4,730	5,213	15,160	13,835
Total cost of goods sold	15,682	17,207	47,632	48,766
Gross profit	15,628	16,241	47,673	48,310
Gross profit margin	49.9%	48.6%	50.0%	49.8%
Operating expenses:
Product development	7,269	6,847	20,708	20,647
Sales and marketing	4,278	5,000	13,616	15,746
General and administrative	6,114	3,678	18,475	13,692
Depreciation of fixed assets	581	598	1,892	1,791
Amortization of intangibles	471	353	1,421	1,031
Restructuring, severance and other charges	378	1,394	1,241	1,484
Legal Setlements	150	—	150	85
Operating loss	(3,613)	(1,629)	(9,830)	(6,166)
Other (income) expense:
Interest income	(13)	(86)	(64)	(135)
Interest expense	3	3	7	11
Other expense, net	(46)	62	(196)	140
Loss before taxes	(3,557)	(1,608)	(9,577)	(6,182)
Income tax expense (benefit)	(1,623)	129	(1,439)	252
Net loss	$(1,934)	$(1,737)	$(8,138)	$(6,434)

Weighted average shares outstanding	22,851	22,611	22,777	22,605

Loss per share - basic and diluted:
Loss per share	$(0.08)	$(0.08)	$(0.36)	$(0.28)

Weighted average shares outstanding - diluted	22,851	22,611	22,777	22,605

Net income (loss) per share - diluted:
Net income (loss) per share	$(0.08)	$(0.08)	$(0.36)	$(0.28)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	December 31,	March 31,
	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$37,615	$49,255
Accounts receivable, net of allowance for doubtful accounts of $751 and $509, respectively	14,746	15,598
Inventories	2,131	2,211
Prepaid expenses and other current assets	6,849	6,456
Total current assets	61,341	73,520
Property and equipment, net	17,760	16,000
Goodwill	19,622	19,622
Intangible assets, net	8,496	8,530
Software development costs, net	46,086	46,999
Other non-current assets	2,613	2,634
Total assets	$155,918	$167,305

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,175	$8,702
Deferred revenue	23,433	29,183
Accrued liabilities	9,843	8,331
Capital lease obligations, current	113	121
Total current liabilities	41,564	46,337
Deferred income taxes, non-current	2,105	3,181
Capital lease obligations, non-current	50	116
Other non-current liabilities	3,985	4,002
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,402,512 and 23,210,682 shares outstanding at December 31, 2017 and March 31, 2017, respectively	9,482	9,482
Treasury shares, 8,204,319 and 8,396,149 at December 31, 2017 and March 31, 2017, respectively	(2,463)	(2,519)
Capital in excess of stated value	(2,418)	(5,782)
Retained earnings	103,812	112,692
Accumulated other comprehensive loss	(199)	(204)
Total shareholders' equity	108,214	113,669
Total liabilities and shareholders' equity	$155,918	$167,305

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2017	2016
Operating activities
Net loss	$(8,138)	$(6,434)
Adjustments to reconcile net loss to net cash used in operating activities
Net restructuring, severance and other charges	262	819
Net legal settlements	150	(100)
Loss on disposal of property & equipment	—	5
Depreciation	1,892	1,791
Amortization	1,421	1,031
Amortization of developed technology	7,371	5,705
Deferred income taxes	(1,214)	105
Share-based compensation	3,776	782
Change in cash surrender value of company owned life insurance policies	11	—
Changes in operating assets and liabilities:
Accounts receivable	903	6,668
Inventories	87	597
Prepaid expense	460	1,306
Accounts payable	5	714
Deferred revenue	(5,787)	(4,601)
Accrued liabilities	1,681	(2,558)
Income taxes payable	(503)	104
Other changes, net	(279)	(541)
Net cash provided by operating activities	2,098	5,393

Investing activities
Capital expenditures	(5,289)	(3,327)
Capitalized software development costs	(7,272)	(9,174)
Investments in corporate-owned life insurance policies	(27)	(1)
Net cash used in investing activities	(12,588)	(12,502)

Financing activities
Payments to settle contingent consideration arising from business acquisition	—	(197)
Repurchase of common shares to satisfy employee tax withholding	(1,190)	(404)
Principal payments under long-term obligations	(92)	(86)
Net cash used in financing activities	(1,282)	(687)
Effect of exchange rate changes on cash	132	(99)
Net decrease in cash and cash equivalents	(11,640)	(7,895)
Cash and cash equivalents at beginning of period	49,255	60,608
Cash and cash equivalents at end of period	$37,615	$52,713

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Accrued capital expenditures	$81	$293
Accrued capitalized software development costs	107	684

AGILYSYS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EARNINGS FROM OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(In thousands)	December 31,		December 31,
	2017	2016	2017	2016

Net loss	$(1,934)	$(1,737)	$(8,138)	$(6,434)
Income tax expense (benefit)	(1,623)	129	(1,439)	252
Loss before taxes	(3,557)	(1,608)	(9,577)	(6,182)
Depreciation of fixed assets	581	598	1,892	1,791
Amortization of intangibles	471	353	1,421	1,031
Amortization of developed technology	2,644	2,307	7,371	5,705
Interest (income) expense	(10)	(83)	(57)	(124)
EBITDA (b)	129	1,567	1,050	2,221
Share-based compensation	1,458	(58)	3,776	782
Restructuring, severance and other charges	378	1,394	1,241	1,484
Other non-operating (income) expense	(46)	62	(196)	140
Legal Settlements	150	—	150	85
Adjusted EBITDA (a)	$2,069	$2,965	$6,021	$4,712
Capital expenditures	(2,183)	(1,055)	(5,289)	(3,327)
Capitalized software development costs	(1,795)	(3,350)	(7,272)	(9,174)
Adjusted Earnings from Operations (c)	$(1,909)	$(1,440)	$(6,540)	$(7,789)

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(b) EBITDA is defined as net income before income taxes, interest expense, depreciation and amortization

(c) Adjusted Earnings from Operations, a non-GAAP financial measure, is defined as Adjusted EBITDA, less capital expenditures and capitalized software development costs